Exhibit 10.3

Intellectual Property Security Agreement

This Intellectual Property Security Agreement (this “Agreement”) is made as of this 21st day of October, 2020 by and between MAGNEGAS IP, LLC, a Delaware limited liability company (“Pledgor”) and TECH CAPITAL, LLC, a California limited liability company (“Secured Party”).

RECITALS

A. Secured Party has agreed to lend to Taronis Fuels, Inc., a Delaware corporation (“Parent”), MagneGas Welding Supply – Southeast, LLC, a Florida limited liability company (“MagneGas Southeast”), MagneGas Welding Supply – South, LLC, a Texas limited liability company (“MagneGas South”), MagneGas Welding Supply – West, LLC, a California limited liability company (“MagneGas West”), Tech-Gas Solutions, LLC, a Texas limited liability company (“TGS”), Taronis - TAS, LLC, a Florida limited liability company (“Taronis-TAS”), and Taronis – TAH, LLC, a Florida limited liability company (“Taronis-TAH”, together with Parent, MagneGas Southeast, MagneGas South, MagneGas West, TGS, and Taronis-TAS, individually and collectively, “Borrower”) certain funds (the “Loan”), and Borrower desires to borrow such funds from Secured Party, which Loan will be secured in part pursuant to the terms of a Loan and Security Agreement, and/or Secured Promissory Note executed or to be executed in connection herewith (individually and collectively, as amended, the “Loan Agreement”).

B. In order to induce Secured Party to make the Loan, Pledgor has agreed to guaranty Borrower’s indebtedness under the Loan Agreement and to grant a security interest in certain intangible property to Secured Party for purposes of securing the obligations of Pledgor to Secured Party under its guaranty.

AGREEMENT

NOW, THEREFORE, the parties hereto agree as follows:

1. Patent Mortgage and Grant of Security Interest. As collateral security for the prompt and complete payment and performance of all of Pledgor’s present or future indebtedness, obligation and liabilities to Secured Party, Pledgor hereby grants a security interest and mortgage to Secured Party in Pledgor’s entire right, title and interest in, to and under the following (all of which shall collectively be called the “Collateral”):

a. Any and all copyright rights, copyright application, copyright registrations and like protections in each work or authorship and derivative work thereof, whether published or unpublished and whether or not the same also constitutes a trade secret, now or hereafter existing, created, acquired or held, including without limitation those set forth on Exhibit A attached hereto (collectively, the “Copyrights”);

b. Any and all trade secrets, and any and all intellectual property rights in computer software and computer software products now or hereafter existing, created, or acquired or held;

c. Any and all design rights which may be available to Pledgor now or hereafter existing, created, acquired or held;

d. All patents, patent applications and like protections including, without limitation, improvements, divisions, continuations, renewals, reissues, extensions and continuations-in-part of the same, including without limitation the patents and patent applications set forth on Exhibit B attached hereto (collectively, the “Patents”);

e. Any trademark and service mark rights, whether registered or not, applications to register and registrations of the same and like protections, and the entire goodwill of the business of Pledgor connected with and symbolized by such trademarks, including without limitation those set forth on Exhibit C attached hereto (collectively, the “Trademarks”).

f. Any and all claims for damages by way of past, present and future infringement of any of the rights included above, with the right, but not the obligation, to sue for and collect such damages for said use or infringement of the intellectual property rights identified above;

g. All licenses or other rights to use any of the Copyrights, Patents or Trademarks, and all license fees and royalties arising from such use; and

h. All proceeds and products of the foregoing, including without limitation all payments under insurance or any indemnity or warranty payable in respect of any of the foregoing.

2. Authorization. Pledgor irrevocably authorizes the Secured Party to perfect its security interest in the Collateral including recording this document with the Register of Copyrights and the Commissioner of Patents and Trademarks record this Agreement.

3. Covenants and Warranties. Pledgor represents, warrants, covenants and agrees as follows:

a. Pledgor is now the sole owner of the Collateral, except for licenses granted by Pledgor to its customers in the ordinary course of business and except for liens, encumbrances or security interests described in Exhibit D attached hereto;

b. Performance of this Agreement does not conflict with or result in a breach of any agreement to which Pledgor is party or by which Pledgor is bound;

c. During the term of this Agreement, Pledgor will not transfer or otherwise encumber any interest in the Collateral, except for licenses granted by Pledgor to its customers in the ordinary course of business, copies of which Pledgor will provide from time to time to Secured Party at the request of Secured Party;

d. Each of the Patents is valid and enforceable, and no part of the Collateral has been judged invalid or unenforceable, in whole or in part, and no claim has been made that any part of the Collateral violates the rights of any third party;

e. Pledgor shall promptly advise Secured Party of any material change in the composition of the Collateral, including but not limited to any subsequent ownership right of the Pledgor in or to any Trademark, Patent or Copyright not specified in this Agreement;

f. Pledgor shall (i.) protect, defend and maintain the validity and enforceability of the Trademarks, Patents and Copyrights, (ii.) use its best efforts to detect infringements of the Trademarks, Patents and Copyrights and promptly advise Secured Party in writing of material infringements detected and (iii.) not allow any Trademarks, Patents or Copyrights to be abandoned, forfeited or dedicated to the public without the written consent of Secured Party, which shall not be unreasonably withheld;

g. Pledgor shall not register any maskworks, software, computer programs or other works of authorship subject to United States copyright protection with the United States Copyright Office without first complying with the following: (i) providing Secured Party with at least fifteen (15) days’ prior written notice thereof; and (ii) providing Secured Party with a copy of the application for any such registration. Pledgor irrevocably authorizes the Secured Party to perfect its security interest in any maskworks, software, computer programs, or other works of authorship registered by Pledgor;

h. This Agreement creates, and in the case of after acquired Collateral, this Agreement will create at the time Pledgor first has rights in such after acquired Collateral, in favor of Secured Party a valid and perfected first priority security interest in the Collateral in the United States securing the payment and performance of the obligations evidenced by the Loan Agreement upon making the filings referred to in clause 3.i below;

i. Except for, and upon, the filing with the United States Patent and Trademark Office with respect to the Patents and Trademarks and the filing with the United States Copyright Office with respect to Copyrights, necessary to perfect the security interests created hereunder, and, except as has been already made or obtained, no authorization, approval or other action by, and no notice to or filing with, any governmental authority or regulatory body is required either (i.) for the grant by Pledgor of the security interest granted hereby or for the execution, delivery or performance of this Agreement or by Pledgor; or (ii.) for the perfection in the United States or the exercise by Secured Party of its rights and remedies hereunder;

j. All information heretofore, herein or hereafter supplied to Secured Party by or on behalf of Pledgor with respect to the Collateral is accurate and complete in all material respects;

k. Pledgor shall not enter into any agreement that would materially impair or conflict with Pledgor’s obligations hereunder without Secured Party’s prior written consent. Pledgor shall not permit the inclusion in any contract to which it becomes a party of any provisions that could or might in any way impair or prevent the creation of a security interest in Pledgor’s rights and interests in any property included within the definition of the Collateral acquired under such contracts; and

l. Pledgor will promptly notify Secured Party in writing of any event that materially adversely affects the value of any of the Collateral, the ability of Pledgor or Secured Party to dispose of any of the Collateral or the rights and remedies of Secured Party in relation thereto, including the levy of any legal process against any of the Collateral.

4. Secured Party’s Rights. Secured Party shall have the right, but not the obligation, to take, at Pledgor’s sole expense, any actions that Pledgor is required under this Agreement to take but which Pledgor fails to take, after five (5) business days’ telephonic or written notice to Pledgor. Pledgor shall reimburse and indemnify Secured Party for all costs and expenses incurred in the reasonable exercise of its rights under this section 4.

5. Inspection Rights. Pledgor hereby grants to Secured Party and its employees, representatives and agents the right to visit, during reasonable hours upon prior reasonable notice to Pledgor, and any of Pledgor’s and its subcontractors’ plants and facilities that manufacture, install or store products (or that have done so during the prior six-month period) that are sold under any of the Collateral, and to inspect the products and quality control records relating thereto upon reasonable notice to Pledgor and as often as may be reasonably requested; provided, however, nothing herein shall entitle Secured Party to access to Pledgor’s trade secrets and other proprietary information.

6. Further Assurances; Attorney in Fact.

a. On a continuing basis, Pledgor will, subject to any prior licenses, encumbrances and restrictions and prospective licenses, make, execute, acknowledge and deliver, and file and record in the proper filing and recording places in the United States, all such instruments, including, appropriate financing and continuation statements and collateral agreements and filings with the United States Patent and Trademark Office and United States Copyright Office, and take all such action as may reasonably be deemed necessary or advisable, or as requested by Secured Party to carry out the intent and purposes of this Agreement, or for assuring and confirming to Secured Party the grant or perfection of a security interest in all Patents.

b. Pledgor hereby irrevocably appoints Secured Party as Pledgor’s attorney-in-fact, with full authority in the place and stead of Pledgor and in the name of Pledgor, Secured Party or otherwise, from time to time in Secured Party’s discretion:

i. To modify in its sole discretion this Agreement without first obtaining Pledgor’s approval of or signature to such modification by amending Exhibit A, Exhibit B and Exhibit C thereof, to include reference to any right title or interest in any copyrights, patents, or trademarks acquired by Pledgor after the execution hereof or to delete any reference to any right, title, interest in any copyrights, patents, or trademarks in which Pledgor no longer has or claims any right, title or interest; and,

ii. To file, in its sole discretion, one or more UCC financing or continuation statements and amendments thereto, relative to any of the Collateral without the signature of Pledgor where permitted by law.

7. Events of Default. The occurrence of any of the following shall constitute an Event of Default under this Agreement:

a. An Event of Default occurs under the Loan Agreement or any other agreement between Pledgor and Secured Party including under Pledgor’s guaranty; or

b. Pledgor breaches any warranty or agreement made by Pledgor in this Agreement.

8. Remedies. Upon the occurrence of an Event of Default that is not cured prior to the expiration of any cure period applicable to same, if any, Secured Party shall have the right to exercise all the remedies of a secured party under the California Uniform Commercial Code or other applicable law, including without limitation the right to require Pledgor to assemble the Collateral and to make it available to Secured Party at a place designated by Secured Party. Pledgor will pay any expenses (including attorneys’ fees) incurred by Secured Party in connection with the exercise of any of Secured Party’s rights hereunder, including without limitation any expense incurred in disposing of the Collateral. All of Secured Party’s rights and remedies with respect to the Collateral shall be cumulative.

9. Indemnity. Pledgor agrees to defend, indemnify and hold harmless Secured Party and its officers, employees, and agents against: (a.) all obligations, demands, claims, and liabilities claimed or asserted by any other party in connection with the transactions contemplated by this Agreement, and (b.) all losses or expenses in any way suffered, incurred, or paid by Secured Party as a result of or in any way arising out of, following or consequential to transactions between Secured Party and Pledgor, whether under this Agreement or otherwise (including, without limitation, attorneys’ fees and expenses), except for losses arising from or out of Secured Party’s gross negligence or willful misconduct.

10. Release. At such time as Pledgor shall completely satisfy all of the obligations secured hereunder, Secured Party shall execute and deliver to Pledgor all deeds, releases and other instruments as may be necessary or proper to revest in Pledgor full title to the property granted hereunder, subject to any disposition thereof which may have been made by Secured Party pursuant hereto.

11. Course of Dealing. No course of dealing, nor any failure to exercise, nor any delay in exercising any right, power or privilege hereunder shall operate as a waiver thereof.

12. Successors and Assigns. This Agreement shall bind and inure to the benefit of the respective successors and assigns of each of the parties; provided, however, that Pledgor may not assign this Agreement or any rights or duties hereunder without Secured Party’s prior written consent, and Secured Party may not assign this Agreement without the prior written consent of the Pledgor except in the cases of: (a) the exercise of Secured Party’s remedies under Paragraph 8, (b) an assignment to the parent or a wholly owned subsidiary of the Secured Party upon prior notice to Pledgor, (c) an assignment of: (i) an interest in the Loan and Security Agreement and related loan documents in connection with Secured Party’s sale and assignment of a loan participation, or (ii) an assignment of the Loan and Security Agreement and related loan documents, to a commercial bank, finance company, or other financial institution (organized under the laws of the United States, or any state thereof) engaged in making, purchasing or otherwise investing in commercial loans, but with Secured Party agreeing to provide Pledgor with written notice at least ten (10) days’ prior to any assignment permitted by this subsection (c). Any prohibited assignment shall be absolutely void.

13. Attorneys’ Fees. If any action relating to this Agreement is brought by either party hereto against the other party, the prevailing party shall be entitled to recover reasonable attorneys’ fees, costs, and disbursements.

14. Integration; Amendments. This is an integrated Agreement and supersedes all prior agreements or negotiations regarding the subject matter hereof. This Agreement may be amended only by a written instrument signed by both parties hereto.

15. Counterparts; Electronic Signatures. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original but all of which together shall constitute the same instrument. This Agreement or a signed signature page thereto (intended to be attached to a copy of this Agreement) transmitted by facsimile machine, telecopier, or other electronic means (including via transmittal of a “pdf” file) shall be deemed and treated as an original document and an original signature.

16. California Law and Jurisdiction. This Agreement shall be governed by the laws of the State of California, without regard for choice of law provisions. Pledgor and Secured Party consent to the non-exclusive jurisdiction of any state or federal court located in Santa Clara County, California.

17. Jury Trial Waiver; Reference Proceeding. TO THE FULLEST EXTENT PERMITTED BY LAW, EACH PARTY HERETO WAIVES TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM BROUGHT BY OR ON BEHALF OF A PARTY UNDER THIS AGREEMENT. WITHOUT INTENDING IN ANY WAY TO LIMIT THE PARTIES’ AGREEMENT TO WAIVE THEIR RESPECTIVE RIGHTS TO A TRIAL BY JURY, if the above waiver of the right to a trial by jury is not enforceable, the parties hereto agree that any and all disputes or controversies of any nature between them arising at any time shall be decided by a reference to a private judge, mutually selected by the parties (or, if they cannot agree, by the Presiding Judge of the Santa Clara County, California Superior Court) appointed in accordance with California Code of Civil Procedure §638 as such section may be amended and/or re-numbered from time to time (or pursuant to comparable provisions of federal law if the dispute falls within the exclusive jurisdiction of the federal courts), sitting without a jury, in Santa Clara County, California; and the parties hereby submit to the jurisdiction of such court. The reference proceeding shall be conducted pursuant to and in accordance with the provisions of California Code of Civil Procedure §§638 through 645.1 inclusive, as such sections may be amended and/or re-numbered from time to time. No provision of this Section shall limit the right of any party (a) to exercise self-help remedies (including setoff), (b) to foreclose against or sell any collateral, by power of sale or otherwise, or (c) to obtain or oppose provisional or ancillary remedies from a court of competent jurisdiction before, after or during the pendency of a reference. The exercise of, or opposition to, any such remedy does not waive the right of any party to reference pursuant to this Section. In the event of any challenge to the legality or enforceability of this Section, the prevailing party shall be entitled to recover the costs and expenses, including reasonable attorneys’ fees, incurred by it in connection therewith.

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IN WITNESS WHEREOF, the parties hereto have executed this Intellectual Property Security Agreement on the day and year first above written.

Address of Pledgor:	PLEDGOR:

24980 N.83rd Ave, Suite 100	MAGNEGAS IP, LLC,
Peoria, AZ 85383	a Delaware limited liability company

/s/ Scott Mahoney
	By:	Scott Mahoney
	Its:	Manager

Address of Secured Party:	SECURED PARTY:

2010 N. First Street, Suite 300	TECH CAPITAL, LLC,
San Jose, California 95131	a California limited liability company

/s/ Hank Noon
	By:	Hank Noon
	Its:	Sr. V.P. & Head of Asset Based Lending

Exhibit “A”

COPYRIGHTS

All present and future registered and unregistered copyrights, including but not limited to the following:

Description of Copyright	Country of Registration	Registration or Application No.
None

Exhibit “B”

PATENTS

All present and future registered and unregistered patents, including but not limited to the following:

Patent	Registration Number or Serial Number	Date
DURABLE AND EFFICIENT EQUIPMENT FOR THE PRODUCTION OF A COMBUSTIBLE AND NON- POLLUTANT GAS FROM UNDERWATER ARCS AND METHOD THEREFOR	6,183,604	8/11/1999

CLEAN BURNING LIQUID FUEL PRODUCED VIA A SELF- SUSTAINING PROCESSING OF LIQUID FEEDSTOCK	6,663,752	10/03/2001

APPARATUS FOR MAKING A NOVEL, HIGHLY EFFICIENT, NONPOLLUTANT, OXYGEN RICH AND COST COMPETITIVE COMBUSTIBLE GAS AND ASSOCIATED METHOD	6,673,322	6/29/2001

RECLAMATION OF METALS FROM A FLUID	10,537,902	8/14/2017

APPARATUS AND METHOD FOR PRODUCING A CLEAN BURNING COMBUSTIBLE GAS WITH LONG LIFE ELECTRODES AND MULTIPLE PLASMA-ARC-FLOWS	6,926,872	12/07/2001

APPARATUS AND METHOD FOR PROCESSING HYDROGEN, OXYGEN AND OTHER GASES	6,972,118	12/14/2001

PLASMA-ARC-THROUGH APPARATUS AND PROCESS FOR SUBMERGED ELECTRIC ARCS	8,236,150	7/01/2010

APPARATUS FOR FLOW- THROUGH OF ELECTRIC ARCS	Serial # 61/898,839	11/01/2013

METHOD AND APPARATUS FOR THE INDUSTRIAL PRODUCTION OF NEW HYDROGEN-RICH FUELS	9,700,870	4/03/2014

RECLAMATION OF METALS FROM A FLUID	Serial # 61/988,973	5/06/2014

PLASMA-ARC-THROUGH APPARATUS AND PROCESS FOR SUBMERGED ELECTRIC ARCS WITH VENTING	9,433,916	05/28/2014

APPARATUS FOR FLOW- THROUGH OF ELECTRIC ARCS	Serial # 14/529,723	10/31/2014

RECLAMATION OF METALS FROM A FLUID	9,764,335	5/04/2015

INCINERATION OF BIO-HAZARD MATERIAL	Serial # 62/269,232	12/18/2015

STERILIZATION OF FLUIDS USING ELECTRIC ARC	Serial # 62/269,242	12/18/2015

PLASMA-ARC-THROUGH APPARATUS AND PROCESS FOR SUBMERGED ELECTRIC ARCS WITH VENTING	10,100,416	8/08/2016

APPARATUS FOR FLOW- THROUGH OF ELECTRIC ARCS	Serial # 62/403,781	10/4/2016

INCINERATION OF BIO-HAZARD MATERIAL	Serial # 15/380,689	12/15/2016

METHOD AND APPARATUS FOR THE INDUSTRIAL PRODUCTION OF NEW HYDROGEN-RICH FUELS	10,100,262	6/02/2017

SYSTEM, METHOD, AND APPARATUS FOR GASIFICATION OF A SOLID OR LIQUID	Serial # 62/542,689	8/08/2017

RECLAMATION OF METALS FROM A FLUID	Serial # 15/676,304	8/14/2017

APPARATUS FOR FLOW- THROUGH OF ELECTRIC ARCS	Serial # 15/720,816	9/29/2017

SYSTEM, METHOD, AND APPARATUS FOR GASIFICATION OF A SOLID OR LIQUID	Serial # 16/052,759	8/02/2018

PLASMA-ARC-FLOW APPARATUS FOR SUBMERGED LONG-LASTING ELECTRIC ARCS OPERATING UNDER HIGH POWER, PRESSURE AND TEMPERATURE CONDITIONS TO PRODUCE A COMBUSTIBLE GAS	7,780,924	6/26/2006

APPARATUS FOR FLOW-THROUGH OF ELECTRIC ARCS	10,189,002	10/31/2014

Exhibit “C”

TRADEMARKS

All present and future registered and unregistered trademarks, including but not limited to the following:

Trademark	Registration Number or Serial Number	Date
MAGNEGAS	2812824	2/10/2004
VENTURI	4952283	5/03/2016
MAGNEGAS 2	5156799	3/7/2017
MAGNETOTE	5157232	3/7/2017
VENTURI PLASMA ARC FLOW

Exhibit “D”

LIENS

None

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